UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2009

SUNESIS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51531	94-3295878
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

395 Oyster Point Boulevard, Suite 400 South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 266-3500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On July 29, 2009 Sunesis Pharmaceuticals, Inc. (the “Company”) reported its financial results for the three months ended June 30, 2009. A copy of the press release issued by the Company on July 29, 2009 concerning the foregoing results is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The press release is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by Sunesis, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 24, 2009, Helen S. Kim was appointed to the Board of Directors of the Company pursuant to that certain Investor Rights Agreement, dated as of April 3, 2009, by and among the Company and the accredited investors and members of management who participated in the private placement of the Company’s securities (the “Private Placement”) previously described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 1, 2009 (the “Prior Current Report”). Ms. Kim is a designee of New Enterprise Associates, which purchased approximately $2.3 million of the Company’s securities through its affiliate Growth Equity Opportunities Fund, LLC in the initial closing of the Private Placement and is party to the Securities Purchase Agreement and Investor Rights Agreement described in the Prior Current Report.

Ms. Kim is currently a director and the chief executive officer of TRF Pharma, where she has served since December 2008. Prior to her service at TRF, Ms. Kim served as the president and chief executive officer of Kosan Biosciences, Inc. from January 2008 to July 2008. From August 2003 to December 2007, Ms. Kim served as chief program officer of the Gordon and Betty Moore Foundation and from 2002 to 2003 as chief business officer of Affymax, Inc. Prior to her service at Affymax, Ms. Kim was senior vice president of corporate development of Onyx Pharmaceuticals, Inc. from 1999 to 2002. Ms. Kim also served as the vice president of strategic marketing at Chiron Corporation from 1989 to 1998. Ms. Kim holds a B.S. in Chemical Engineering from Northwestern University and an M.B.A. from the University of Chicago.

Upon her appointment to the Company’s board of directors on July 24, 2009, Ms. Kim was automatically granted an option to purchase 30,000 shares of the Company’s common stock at the closing price of the Company’s common stock on July 24, 2009. This option vests and becomes exercisable in two equal annual installments over a two-year period commencing with the date of grant and has a ten-year term. Ms. Kim will also be eligible to receive an automatic grant of 10,000 shares of the Company’s common stock at the Company’s 2010 Annual Meeting and each future annual meeting at which she continues to serve on the Company’s Board of Directors (the “Annual Options”). The Annual Options shall become vested and exercisable in twelve equal monthly installments over the twelve-month period following their date of grant. Ms. Kim shall also be entitled to receive an annual cash retainer of $20,000 for serving on the Company’s board of directors, as well as a $3,000 committee fee for each committee of the Company’s Board of Directors on which she serves (and $5,000 for any committee for which she serves as chair).

The Company and Ms. Kim also intend to enter into the Company’s standard Indemnification Agreement for officers and directors, the form of which is filed as Exhibit 10.5 to the Company’s Registration Statement on Form S-1 (SEC File No. 333-121646) filed with the Securities and Exchange Commission on December 23, 2004.

In connection with Ms. Kim’s appointment to the Board, the Company issued a press release announcing the appointment. A copy of this press release is attached hereto as Exhibit 99.2, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated July 29, 2009, entitled “Sunesis Reports Financial Results for the Second Quarter 2009.”

99.2	Press Release, dated July 27, 2009, entitled “Sunesis Pharmaceuticals Appoints Helen S. Kim to Board of Directors.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNESIS PHARMACEUTICALS, INC.

Dated: July 29, 2009

	By:	/s/ Daniel N. Swisher, Jr.
Daniel N. Swisher, Jr.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated July 29, 2009, entitled “Sunesis Reports Financial Results for the Second Quarter 2009.”

99.2	Press Release, dated July 27, 2009, entitled “Sunesis Pharmaceuticals Appoints Helen S. Kim to Board of Directors.”